JOINT FILING AGREEMENT

     THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 24th day of May, 1999, by and between Mr. Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V., Grupo Financiero Inbursa, S.A. de C.V. and Grupo Carso, S.A. de C.V.

     The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and
Schedule 13G ("Filings") required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Telefonos de Mexico, S.A. de C.V. that are required to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                            CARSO GLOBAL
/s/ CARLOS SLIM HELU                        TELECOM, S.A. DE C.V.
-----------------------------------
Carlos Slim Helu                            /s/ EDUARDO VALDES
                                            ------------------
                                            By:  Eduardo Valdes
                                            Title: Attorney-In-Fact
/s/ CARLOS SLIM DOMIT
---------------------
Carlos Slim Domit

                                            GRUPO FINANCIERO
/s/ MARCO ANTONIO SLIM DOMIT                INBURSA, S.A. DE C.V.
----------------------------
Marco Antonio Slim Domit                    /s/ EDUARDO VALDES
                                            ------------------
                                            By:  Eduardo Valdes
                                            Title: Attorney-In-Fact
/s/ PATRICK SLIM DOMIT
----------------------
Patrick Slim Domit

                                            GRUPO CARSO, S.A. DE C.V.
/s/ MARIA SOUMAYA SLIM DOMIT
----------------------------
Maria Soumaya Slim Domit                    /s/ EDUARDO VALDES
                                            ------------------
                                            By:  Eduardo Valdes
                                            Title: Attorney-In-Fact
/s/ VANESSA PAOLA SLIM DOMIT
----------------------------
Vanessa Paola Slim Domit


/s/ JOHANNA MONIQUE SLIM DOMIT
------------------------------
Johanna Monique Slim Domit